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                    N E W S   R E L E A S E

For Immediate Release

Contact:  HemaCare Corporation
          JoAnn Mannise, Director of Investor Relations
          Phone: 877-310-0717
          Email: www.hemacare.com

            HEMACARE CORPORATION ANNOUNCES CLOSURE
                  OF BLOOD MANAGEMENT PROGRAMS


       Los Angeles, CA, September 15, 2003 - - HemaCare Corporation announced today a restructuring intended to achieve sustained profitability. After a comprehensive review and analysis of operations, the Company will close several of its blood management programs outside of California, streamline business processes and realign reporting relationships.

        Closure of programs in Albany, NY and Williston, VT will occur in September and others will be terminated before year-end.

       President and Chief Executive Officer, Judi Irving, commented, "These actions are the result of a comprehensive evaluation of HemaCare's operations that was initiated upon my appointment as CEO in December 2002. As announced earlier, we are committed to achieving an operating profile consistent with sustained profitability and believe these steps are necessary to realize this objective. Every aspect of the business is subject to fine-tuning to achieve profitability. Restructuring benefits are expected to include improving total operating margins for the remaining blood management programs."

       HemaCare is in the process of determining the costs associated with the restructuring and discontinuation of these programs. These costs will be reported in the third and fourth quarter of 2003.

                        ABOUT HEMACARE CORPORATION

	Founded in 1978, HemaCare is a national provider of blood products and services and the only publicly traded company engaged in the blood services industry in the U.S. HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks. The Company focuses on providing cost effective, high quality solutions to the blood-related needs of U.S. hospitals.

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This press release contains "forward-looking statements" within the meaning of the term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company's expectation as to the timing and effect of the proposed restructuring and the likelihood of achieving sustained profitability. Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to publicly release any revision to these forward-looking statements made to reflect events or circumstances after the date hereof.

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